Filed Pursuant to Rule 424(b)(5)

Registration No. 333-239104

PROSPECTUS SUPPLEMENT NO. 2

(To the Prospectus dated June 19, 2020)

880,000 SHARES OF COMMON STOCK

We are offering 880,000 shares of our common stock, par value $0.001 per share, of Bridgeline Digital, Inc. (the “Company”, “we”, or “us”), pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement at a price of $3.10 per share.

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “BLIN”. On February 4, 2021, the closing sale price of our common stock on Nasdaq was $3.50 per share.

We have retained Joseph Gunnar & Company, LLC as lead placement agent and Taglich Brothers, Inc. to act as co-placement agent (the "Placement Agents") in connection with this offering. The Placement Agents have agreed to use their reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agents are not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. See "Plan of Distribution (Conflicts of Interest)" beginning on page S-9 of this prospectus supplement for more information regarding these arrangements.

As of February 3, 2021, the aggregate market value of our voting and non-voting common stock held by non-affiliates pursuant to General Instruction I.B.6. of Form S-3 was $15,928,148 which was calculated based on 4,105,193 outstanding shares of our common stock held by non-affiliates and at a price of $3.88 per share, the closing sale price of our common stock reported on the Nasdaq Capital Market on February 2, 2021. As a result, we are eligible to offer and sell up to an aggregate of $5,309,382 of shares of our common stock pursuant to General Instruction I.B.6. of Form S-3. We have not sold any shares of common stock pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(1)
Public offering price	$3.10	$2,728,000
Placement Agents’ fees	$0.248	$157,573
Proceeds to us, before expenses	$2.852	$2,570,427

(1)

We have agreed to pay the Placement Agents an aggregate cash placement fee equal to 8% of the gross proceeds in this offering, provided that the Placement Agents will not receive any placement fee with respect to 244,625 shares sold to certain investors in the offering. We have also agreed to reimburse the Placement Agents for certain expenses incurred in connection with this offering and to issue warrants to the Placement Agents. For additional information on the Placement Agents’ fees and expense reimbursement, see "Plan of Distribution (Conflicts of Interest)" beginning on page S-9 of this prospectus supplement.

Delivery of the shares of common stock to investors is expected on or about February 8, 2021.

________________________

Lead Placement Agent

Joseph Gunnar & Co.

Co-Placement Agent

Taglich Brothers, Inc.

The date of this prospectus supplement is February 4, 2021.

PROSPECTUS

About This Prospectus	1
Company Overview	2
Risk Factors	3
Cautionary Notes Regarding Forward-Looking Statements	4
Use of Proceeds	5
Description of Securities That May Be Offered	6
Plan of Distribution	23
Legal Matters	25
Experts	25
Where You Can Find More Information	25
Incorporation of Certain Information by Reference	25

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the section titled “Where You Can Find More Information”. These documents contain information you should carefully consider when deciding whether to invest in our common stock.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the Sales Agent have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We take no responsibility for and can provide no assurance of, any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since June 25, 2020, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties, and covenants, should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find More Information”.

Unless the context otherwise requires, references in this prospectus supplement to “we”, “us”, “our”, “Bridgeline Digital”, “Bridgeline” or the “Company”, refer to Bridgeline Digital, Inc. a Delaware corporation, and its wholly-owned subsidiaries, Bridgeline Digital Pvt. Ltd., a company formed under the laws of the Country of India and Bridgeline Digital Canada Inc., a company formed under the laws of Canada.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference herein. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Our Company

Business Overview

Bridgeline Digital, The Digital Engagement Company, helps customers maximize the performance of their full digital experience from websites and intranets to eCommerce experiences. Our Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics (Insights) with the goal of assisting marketers to deliver exceptional digital experiences that attract, engage, nurture and convert their customers across all channels. We offer a core accelerator framework for rapidly implementing digital experiences on the Bridgeline Unbound platform, which provides customers with cost-effective solutions in addition to velocity to market.

Our Unbound platform combined with its professional services assists customers in digital business transformation, driving lead generation, increasing revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs. The Bridgeline Unbound platform bridges the gaps between Web Content Management, eCommerce, eMarketing, and social and web analytics by providing all of these components in one unified and deeply integrated platform.

Our Unbound Franchise product empowers large franchises, healthcare networks, associations/chapters and other multi-unit organizations to manage a large hierarchy of digital properties at scale. The platform provides an easy-to-use administrative console that enables corporate marketing to provide consistency in branding and messaging while providing flexible publishing capabilities at the local-market level. The platform empowers brand networks to unify, manage, scale and optimize a hierarchy of web properties and marketing campaigns on a global, national and local level.

The Unbound platform is delivered through a cloud-based software as a service (“SaaS”) model, whose flexible architecture provides customers with state-of-the-art deployment providing maintenance, daily technical operation and support; or via a traditional perpetual licensing business model, in which the software resides on a dedicated infrastructure in either the customer’s facility or manage-hosted by Bridgeline via a cloud-based hosted services model.

OrchestraCMS, delivered through a cloud-based SaaS, is the only content and digital experience platform built 100% native on Salesforce and helps customers create compelling digital experiences for their customers, partners, and employees; uniquely combining content with business data, processes and applications across any channel or device, including Salesforce Communities, social media, portals, intranets, websites, applications and services.

Celebros Search, delivered through a cloud-based SaaS, is a commerce-oriented site search product that provides for Natural Language Processing with artificial intelligence to present very relevant search results based on long-tail keyword searches in seven languages.

Recent Developments

On February 2, 2021, the Company entered into a Share Purchase Agreement (the “Purchase Agreement”) with Woorank SRL (“Woorank”), an entity located in Belgium, to acquire all of the issued and outstanding shares of Woorank (the “Woorank Acquisition”) for a total purchase price of approximately €1.4 million (the “Purchase Price”). In addition to the Purchase Price, the Company will assume approximately €1.9 million of Woorank’s debt obligations as a part of the Woorank Acquisition. The debt has a weighted average interest rate of approximately 2.25%. Approximately €1.2 million of the debt to be assumed by the Company will be current debt with payment due within one year. The Purchase Agreement also provides for adjustments to the Purchase Price in the event of the achievement of certain revenue targets, as well as an additional earn-out provision for the achievement of certain operational goals.

Under certain conditions, up to approximately €0.6 million of the Purchase Price is payable, at the Company’s discretion, in shares of the Company’s common stock at a price per share equal to the greater of (i) the closing price of the Company’s common stock on the date of issuance or (ii) $3.38, the Minimum Price (as defined in the Nasdaq Listing Rule 5635(d)) of the Company’s common stock on February 1, 2021. In addition, the Company has agreed to pay to Mr. Boris Demaria a fee of $80,000, payable, at the Company’s discretion, by the issuance of 20,000 shares of the Company’s common stock, as consideration for Mr. Demaria’s assistance with certain matters related to the Woorank Acquisition for a period of one-year from the closing date of the Woorank Acquisition.

The consummation of the Woorank Acquisition is conditioned upon certain customary closing conditions, as well as certain lenders of Woorank consenting to the Woorank Acquisition.

Corporate Information

We were incorporated in the state of Delaware on August 28, 2000. Our principal place of business is located at 100 Sylvan Road, Suite G7000, Woburn, Massachusetts. Our telephone number is (781) 376-5555. We maintain a corporate website at www.bridgeline.com. The information contained on, connected to, or that can be accessed via our website is not, and should not be interpreted to be, a part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.

Common stock offered by this prospectus supplement	880,000 shares.

Public offering price	$3.10 per share.

Common stock to be outstanding after this offering	5,313,503 shares.

Conflicts of Interest

Michael Taglich, a member of our board of directors, is an affiliate of Taglich Brothers, Inc., co-placement agent in this offering. As a result, Taglich Brothers, Inc. is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. FINRA Rule 5121 prohibits Taglich Brothers, Inc. from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of this prospectus supplement and exercise its usual standards of due diligence with respect thereto. Joseph Gunnar & Company, LLC is acting as a "qualified independent underwriter" for this offering. Please see “Plan of Distribution (Conflicts of Interest)” for more information.

Use of proceeds

We estimate the net proceeds from this offering will be approximately $2.4 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See "Use of Proceeds" beginning on page S-7 of this prospectus supplement for additional detail.

Risk factors

An investment in our common stock involves substantial risks. You should read carefully the risks discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as the risk factors incorporated by reference from our filings with the SEC.

Nasdaq symbol of common stock	BLIN

The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 4,433,503 shares outstanding as of February 4, 2021.  The number of shares outstanding as of February 4, 2021, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

●	573,201 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $4.76 per share;

●	5,492,879 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $4.37 per share;

●	230,045 shares of common stock reserved for future issuance under our 2016 Stock Incentive Plan (the “2016 Plan”); and

●	Approximately 38,889 shares of common stock issuable upon conversion of 350 outstanding shares of Series C Preferred.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompany prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompany prospectus and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to implement our business strategy;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our expected future financial performance;

●	our expectations regarding our operating expenses;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to successfully identify and manage any potential acquisitions;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	our ability to recruit and retain qualified sales, technical and other key personnel;

●	our ability to obtain additional financing;

●	our ability to manage growth;

●

other risks and uncertainties, including those described in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, as well as in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider the risks, uncertainties and assumptions described under Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which risk factors are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to the Company

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern.

Our independent registered public accounting firm issued a report dated December 27, 2019 in connection with the audit of our financial statements as of September 30, 2019, which included an explanatory paragraph describing the existence of conditions that raise doubt about our ability to continue as a going concern. In addition, the notes to our financial statements for the year ended September 30, 2019, included in our Annual Report on Form 10-K filed with the Commission on December 27, 2019, contain a disclosure describing the existence of conditions that raise doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional funding in connection with our continuing operations. Adequate additional financing may not be available to us on acceptable terms, or at all. The Company’s consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. If the Company is not able to continue as a going concern, it is likely that holders of its common stock will lose all of their investment.

Risks Related to This Offering

You will experience dilution as a result of this offering and may experience additional dilution in the future.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock that substantially exceeds our net tangible book value per share after giving effect to this offering. Based on a public offering price of $3.10 per share of common stock, if you purchase securities in this offering, you will experience immediate dilution of $2.90 per share, representing the difference between the public offering price of the securities and our pro forma as adjusted net tangible book value per share after giving effect to this offering. Furthermore, if any of our outstanding options or warrants are exercised at prices below the public offering price, we grant additional options or other awards under our equity incentive plans or issue additional warrants, you may experience further dilution of your investment. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

If you purchase securities in this offering, you may also experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price paid by investors in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price paid by investors in this offering.

We have no intention of declaring dividends in the foreseeable future.

The decision to pay cash dividends on our common stock rests with our board of directors and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash for the development, operation and expansion of our business. Investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

We may not consummate the Woorank Acquisition and this offering is not conditioned on the consummation of the Woorank Acquisition.

        We intend to use a portion of the net proceeds from this offering to fund the purchase price of the Woorank Acquisition. However, the consummation of the Woorank Acquisition is subject to various customary and other closing conditions, some of which are beyond our control, and we cannot assure you that the Woorank Acquisition will be consummated.

        This offering is not conditioned on the consummation of the Woorank Acquisition. Therefore, upon the closing of this offering, you will become a holder of our securities regardless of whether the Woorank Acquisition is consummated, delayed, modified or terminated. In addition, if the Woorank Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds from this offering and could apply the proceeds in ways that you may not approve.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Other than certain costs associated with the Woorank Acquisition, we have not designated the amount of net proceeds from this offering to be used for any particular purpose and our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

This is a best efforts offering, no minimum amount of shares is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The Placement Agents have agreed to use its reasonable best efforts to solicit offers to purchase the shares of common stock in this offering. The Placement Agents have no obligation to buy any of the shares from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares. There is no required minimum number of shares or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agents’ fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of shares sufficient to fund our general corporate purposes, including general working capital. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $2.4 million, after deducting the Placement Agents’ fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering will be used for general corporate purposes, including general working capital. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although, other than the Woorank Acquisition, we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We may temporarily invest the net proceeds in short-term, interest-bearing instruments or other investment-grade securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

 Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2020 was approximately $(1.33) million, or $(0.30) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets, less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2020.

After giving effect to the sale by us of 880,000 shares of common stock at the public offering price of $3.10 per share of common stock, and after deducting the Placement Agents’ fees and estimated offering expenses, our net tangible book value as of September 30, 2020 would have been approximately $1.07 million, or $0.20 per share of common stock. This represents an immediate increase in net tangible book value of $0.06 per share to our existing stockholders and an immediate dilution of $2.90 per share of common stock issued to the investors participating in this offering.

Public offering price per share		$3.10
Net tangible book value per share as of September 30, 2020	$(0.30)
Increase in net tangible book value per share attributable to this offering	0.50
As-adjusted net tangible book value per share after this offering		0.20
Dilution per share to new investors purchasing in this offering		$2.90

The above discussion and table are based on approximately 4,420,170 shares of our common stock outstanding as of September 30, 2020 and excludes as of such date:

●	613,201 shares of our common stock issuable upon the exercise of stock options outstanding at a weighted-average exercise price of $4.76 per share;

●	5,492,890 shares of common stock issuable upon the exercise of warrants at a weighted-average exercise price of $4.37 per share;

●	190,045 shares of common stock reserved for future issuance under our 2016 Stock Incentive Plan (the “2016 Plan”); and

●	Approximately 38,889 shares of common stock issuable upon conversion of 350 outstanding shares of Series C Preferred.

To the extent that any outstanding options are exercised, we issue new options under our equity compensation plans, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price, there will be further dilution to investors.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Joseph Gunnar & Company, LLC has agreed to act as lead placement agent and Taglich Brothers, Inc. has agreed to act as co-placement agent (the “Placement Agents”) in connection with this offering. The Placement Agents are not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, but will use their reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have entered into a securities purchase agreement directly with institutional investors, at such investor’s option, in connection with this offering. We will make offers only to a limited number of institutional and accredited investors. Investors which do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The offering is expected to close on or about February 8, 2021, subject to customary closing conditions, without further notice to you. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

Fees and Expenses

We have agreed to pay the Placement Agents a Placement Agents’ fee equal to 8% of the aggregate purchase price of the shares of our common stock sold in this offering, provided that the Placement Agents will not receive any placement fee with respect to 244,625 shares sold to certain investors in the offering. The following table shows the per share and total cash Placement Agents’ fees we will pay to the Placement Agents in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$3.10	$2,728,000
Placement Agents’ fees(1)	$0.248	$157,573
Proceeds to us before expenses	$2.852	$2,570,427

(1)    We have also agreed to reimburse the Placement Agents for certain expenses. See below.

In addition, we have agreed to reimburse the Placement Agents’ expenses up to $60,000 upon closing the offering. We estimate that the total expenses of the offering payable by us will be approximately $116,000.

Placement Agents’ Warrants

We have agreed to issue to the Placement Agents (and/or their designees), for $100, warrants to purchase 70,400 shares of common stock, which is equal to eight percent (8%) of the total number of shares of common stock sold in this offering. The warrants (the “Placement Agents’ Warrants”) are exercisable for shares of common stock on a cash or cashless basis at an exercise price of $3.875 per share (or one hundred twenty five percent (125%) of the public offering price of the shares of common stock sold in this offering). The Placement Agents’ Warrants will expire five (5) years after the date of this prospectus supplement. The Placement Agents’ Warrants will provide for standard demand and piggyback registration rights.

Right of First Refusal

In addition, we have granted a right of first refusal to the Placement Agents pursuant to which Joseph Gunnar & Company, LLC has the right, with 70% of the economics, and Taglich Brothers, Inc. has the right, with 30% of the economics, to act as lead placement agent and co-placement agent, as applicable, if we or our subsidiaries conduct any public or private financing at any time prior to the 12-month anniversary of the consummation date of this offering.

Regulation M

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agents acting as principals. Under these rules and regulations, the Placement Agents:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol "BLIN." On February 4, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.50 per share.

Indemnification

We have agreed to indemnify the Placement Agents and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the Placement Agents may be required to make in respect of such liabilities.

Conflicts of Interest

Michael Taglich, a member of our board of directors, is an affiliate of Taglich Brothers, Inc., co-placement agent in this offering. As a result, Taglich Brothers, Inc. is deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“Rule 5121”). Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. FINRA Rule 5121 prohibits Taglich Brothers, Inc. from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of this prospectus supplement and exercise its usual standards of due diligence with respect thereto. Joseph Gunnar & Company, LLC is acting as a "qualified independent underwriter" for this offering.

Other Relationships

The Placement Agents or their affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which they would receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Placement Agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Disclosure Law Group, a Professional Corporation, San Diego, California. Ellenoff Grossman & Schole LLP, New York, New York, has acted as counsel for the Placement Agents in connection with certain matters relating to this offering.

EXPERTS

The consolidated financial statements of the Company as of and for the years ended September 30, 2020 and 2019, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on December 23, 2020, have been audited by Marcum, LLP, an independent registered accounting firm, to the extent and period set forth in their report, and are incorporated herein by reference in reliance on such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

              We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2020, as filed with the SEC on December 23, 2020;

●	Current Reports on Form 8-K, filed with the SEC December 23, 2020, but only as it relates to Item 8.01 therein, and February 3, 2021; and

●

Description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on June 28, 2007, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Bridgeline Digital, Inc.

Attn: Corporate Secretary

150 Woodbury Road, 2nd floor
Woodbury, NY 11797

(781) 376-5555

Base Prospectus

$10,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

UNITS

From time to time, we may offer and sell, in one or more offerings, up to $10,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer from time to time. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with an offering. The prospectus supplement and any related free writing prospectus, may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “BLIN”. The last reported sale price of our common stock on June 18, 2020 was $1.85 per share.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

As of June 19, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $8,491,698, which was calculated based on 4,354,717 shares of outstanding common stock held by non-affiliates, at a price per share of $1.95, the closing price of our common stock on June 17, 2020, the highest closing price of the Company's common stock on the Nasdaq Capital Market during the preceding sixty (60) day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any twelve (12)-month period, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75. During the twelve (12) calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our business and investing in our securities involve significant risks. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus, as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 19, 2020

Bridgeline Digital, Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities which may be offered.  Each time we offer securities for sale, we will provide a prospectus supplement that contains information about the specific terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making offers to sell or solicitations to buy the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.  You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information”.

COMPANY OVERVIEW

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our common stock. You should read the following summary together with the more detailed information appearing in this prospectus, including the section titled “Risk Factors” on page 3, before deciding whether to purchase our securities.

All brand names or trademarks appearing in this report are the property of their respective holders. Unless the context requires otherwise, references in this report to “Bridgeline,” the “Company,” “we,” “us,” and “our” refer to Bridgeline Digital, Inc., a Delaware corporation.

Bridgeline Digital, The Digital Engagement Company, helps customers maximize the performance of their full digital experience from websites and intranets to eCommerce experiences. Bridgeline’s Unbound platform is a Digital Experience Platform that deeply integrates Web Content Management, eCommerce, Marketing Automation, Site Search, Authenticated Portals, Social Media Management, and Web Analytics with the goal of assisting marketers to deliver exceptional digital experiences that attract, engage, nurture and convert their customers across all channels. Bridgeline offers a core accelerator framework for rapidly implementing digital experiences on the Bridgeline Unbound Platform which provides customers with cost-effective solutions in addition to velocity to market.

Bridgeline’s Unbound platform combined with its professional services assists customers in digital business transformation, driving lead generation, increasing revenue, improving customer service and loyalty, enhancing employee knowledge, and reducing operational costs. The Bridgeline Unbound platform bridges the gaps between web content management, eCommerce, eMarketing, social and web analytics by providing all of these components in one unified and deeply integrated platform.

 Our Unbound Franchise product empowers large franchises, healthcare networks, associations/chapters and other multi-unit organizations to manage a large hierarchy of digital properties at scale. The platform provides an easy-to-use administrative console that enables corporate marketing to provide consistency in branding and messaging while providing flexible publishing capabilities at the local-market level. The platform empowers brand networks to unify, manage, scale and optimize a hierarchy of web properties and marketing campaigns on a global, national and local level.

The Unbound platform is delivered through a cloud-based software as a service (“SaaS”) model, whose flexible architecture provides customers with state-of-the-art deployment providing maintenance, daily technical operation and support; or via a traditional perpetual licensing business model, in which the software resides on a dedicated infrastructure in either the customer’s facility or manage-hosted by Bridgeline via a cloud-based hosted services model.

OrchestraCMS, delivered through a cloud-based SaaS, is the only content and digital experience platform built 100% native on Salesforce and helps customers create compelling digital experiences for their customers, partners, and employees; uniquely combining content with business data, processes and applications across any channel or device including Salesforce Communities, social media, portals, intranets, websites, applications and services.

Celebros Search, delivered through a cloud-based SaaS, is a commerce oriented, site search product that provides for Natural Language Processing with artificial intelligence to present very relevant search results based on long-tail keyword searches in seven languages.

Corporate Information

Bridgeline Digital was incorporated under the laws of the State of Delaware on August 28, 2000. Our principal executive offices are located at 100 Sylvan Road, Suite G-700, Woburn, Massachusetts, and our telephone number is (781) 376-5555. Our corporate website address is www.bridgeline.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

We face a variety of significant and diverse risks, many of which are inherent to our business. You should carefully consider the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of which are incorporated by reference herein, before making an investment decision. The occurrence of any of those risks could materially and adversely affect our business, prospects, financial condition, results of operations, or cash flow. Other risks and uncertainties that we do not now consider material or of which we are not currently aware may become important factors that affect us in the future. You should carefully consider the risks and uncertainties described in the documents incorporated by reference herein before deciding to invest in our common stock.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and any documents we incorporate by reference, may contain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus, any applicable prospectus supplement and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our ability to implement our business strategy;

●	anticipated trends and challenges in our business and the markets in which we operate;

●	our expected future financial performance;

●	our expectations regarding our operating expense;

●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;

●	our expectations regarding market acceptance of our products;

●	our ability to compete in our industry and innovation by our competitors;

●	our ability to protect our confidential information and intellectual property rights;

●	our ability to successfully identify and manage any potential acquisitions;

●	our ability to manage expansion into international markets;

●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers, customers, distributors or otherwise;

●	our ability to recruit and retain qualified sales, technical and other key personnel;

●	our ability to obtain additional financing;

●	our ability to manage growth;

●	our ability to maintain the listing of our common stock on the Nasdaq Capital Market; and

●

other risks and uncertainties, including those described in the section entitled “Risk Factors” in this prospectus, as well as in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, which risk factors are incorporated herein by reference.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus, any applicable prospectus supplement and any documents we incorporate by reference with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus primarily for working capital and general corporate purposes. We may set forth additional information on the use of proceeds from the sale or the securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

General

Our authorized capital stock currently consists of 50,000,000 shares of our common stock and 1,000,000 shares of preferred stock. The following is a description of our common stock, certain provisions of our Amended and Restated Certificate of Incorporation, as amended (our “Charter”) and our amended and restated bylaws (“Bylaws”), and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Charter and our Bylaws, copies of which have been filed with the SEC as exhibits to our periodic filings under the Exchange Act, and are also incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

This section describes the general terms of our common stock that we may offer from time to time. For more detailed information, a holder of our common stock should refer to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and our Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Under our Charter, we are authorized to issue 50,000,000 shares of our common stock, par value $0.001 per share. As of June 17, 2020, there were 4,354,717 shares of our common stock issued and outstanding.

Except as otherwise expressly provided in our Charter, or as required by applicable law, all shares of our common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of common stock are fully paid and nonassessable.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters. Our common stock does not have cumulative voting rights, which means that holders of the shares of our common stock with a majority of the votes to be cast for the election of directors can elect all directors then being elected.

Dividends. Each share of our common stock has an equal and ratable right to receive dividends to be paid from our assets legally available therefore when, as and if declared by our Board of Directors. We have never declared or paid cash dividends on our common stock, and we do not anticipate paying cash dividends on our common stock in the foreseeable future.

Liquidation. In the event we dissolve, liquidate or wind up, the holders of our common stock are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors and to the holders of any outstanding preferred stock we may designate and issue in the future with liquidation preferences greater than those of the common stock.

Other. The holders of shares of our common stock have no preemptive, subscription or redemption rights and are not liable for further call or assessment. All of the outstanding shares of common stock are, and the shares of common stock offered hereby will be, fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is the American Stock Transfer & Trust Company, LLC.

Preferred Stock

This section describes the general terms and provisions of our outstanding shares of preferred stock, as well as preferred stock that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, which may differ from the terms we describe below. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock, and these certificates of designation will be incorporated by reference into the registration statement of which this prospectus is a part. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. A holder of our preferred stock should refer to the applicable certificate of designation, our Articles and the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) for more specific information.

Under our Certificate of Incorporation, we are authorized, subject to limitations prescribed by Delaware law and our Charter, to issue up to 1,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our Board of Directors can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Series A Preferred

In October 2014, our Board of Directors authorized the creation of a series of up to 264,000 shares of Series A Convertible Preferred Stock (“Series A Preferred”). The Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred was filed with the Delaware Secretary of State on October 28, 2014, and amended on December 31, 2019.  As of June 17, 2020, there were 10,569 shares of Series A Preferred issued and outstanding. There will be no further issuances of Series A Preferred.

Voting Rights. Shares of Series A Preferred vote on an as-converted basis along with shares of our common stock.

Conversion. Shares of Series A Preferred may be converted, at the option of the holder, at any time into such number of shares of our common stock equal to (i) the number of shares of Series A Preferred to be converted, multiplied by the stated value of $10.00 per share (“Series A Conversion Shares”), and (ii) divided by the conversion price in effect at the time of conversion, currently $1.75.

In addition, we have the right to require the holders to convert shares of Series A Preferred into shares of the Series A Conversion Shares if (i) our Common Stock has closed at or above $2.28 per share for fifteen (15) consecutive trading days, and (ii) the Series A Conversion Shares are (A) registered for resale on an effective registration statement, or (B) may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended.

Any accrued but unpaid dividends on the shares of Series A Preferred to be converted shall also be converted into shares of our common stock at the conversion price in effect at the time of conversion.

Company’s Redemption Option: We may redeem all or a portion of the outstanding shares of Series A Preferred at our option, provided that we provide ten (10) business days’ prior written notice of our intent to redeem the Series A Preferred to the holders thereof, in cash at a price per share of Series A Preferred Stock equal to the 100% of the stated value, or $10,000 per share (“Stated Value”) of such shares of Series A Preferred plus all accrued and unpaid dividends thereon after December 31, 2019. Notwithstanding, the holder may convert its Series A Preferred prior to the exercise of our redemption option.

Dividends. Each outstanding share of Series A Preferred shall be entitled to receive cumulative dividends, payable quarterly in arrears, at a rate of (i) 5% per annum during the eighteen month period beginning on December 31, 2019, after which time the interest rate will increase to 12%. Dividends will be payable in cash or at the election of the Company, by delivery of additional shares of Series A Preferred (subject to a cap of 64,000 shares of Series A Preferred in the aggregate) (“PIK Shares”). If we elect to pay dividends in PIK Shares, we will deliver to each holder of shares of Series A Preferred a number of shares of Series A Preferred equal to the aggregate dividend payable to such holder with respect to the shares of Series A Preferred held by such holder as of the end of the quarter preceding such dividend payment date divided by the Stated Value.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of Series A Preferred will be entitled to receive in preference to the holders of common stock and any other stock other than our Series C Preferred, the amount equal to the stated value per share of Series A Preferred plus declared and unpaid dividends, if any. After such payment has been made, the remaining assets of the Company will be distributed ratably to the holders of our Series B Preferred, if any, and then to holders of our common stock.

Series B Preferred

In October 2018, our Board of Directors authorized the creation of a series of up to 5,000 shares of Series B Preferred. The Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred was filed with the Delaware Secretary of State on October 17, 2018. As of June 10, 2020, there were no shares of Series B Preferred issued and outstanding. There currently have no plans for further issuances of Series B Preferred.

Voting Rights. Except as required by our Charter or by the DGCL, shares of Series B Preferred vote on an as-converted basis along with shares of our common stock.

Conversion. Shares of Series B Preferred may be converted, at the option of the holder, at any time into such number of shares of our common stock equal (i) to the number of shares of Series B Preferred to be converted, multiplied by the stated value of $1,000.00 per share and (ii) divided by the conversion price in effect at the time of conversion, currently $0.50.

Holders of Series B Preferred are prohibited from converting Series B Preferred into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding.

Any accrued but unpaid dividends on the shares of Series B Preferred to be converted shall also be converted into shares of our common stock at the Conversion Price.

Dividends. Shares of the Series B Preferred are not entitled to receive any dividends, unless and until specifically declared by our Board of Directors. Subject to any senior rights of our Series A Preferred and Series C Preferred, holders of our Series B Preferred to participate, on an as-converted-to-common stock basis, in any dividends to the holders of common stock.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of Series B Preferred will be entitled to receive in preference to the holders of our common stock and any other stock, the amount equal to the stated value per share of Series B Preferred plus declared and unpaid dividends, if any. After such payment has been made, the remaining assets of the Company will be distributed ratably to the holders of our common stock.

Series C Preferred

On March 11, 2019, our Board of Directors authorized the creation of a series of up to 15,000 shares of Series C Preferred. The Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred was filed with the Delaware Secretary of State on March 11, 2019, designating 11,000 shares of our preferred stock as Series C Preferred. As of June 10, 2020, there were 355 shares of Series C Preferred issued and outstanding, which include 350 shares issued to a director of the Company that are currently being held in escrow until approval for the issuance is granted by the Company’s stockholders pursuant to Nasdaq Marketplace Rule 5635(c). There are currently no plans for further issuances of Series C Preferred.

Voting Rights.  Conditioned upon obtaining the Authorized Share Approval, shares of Series C Preferred vote on an as-converted basis along with shares of our common stock.

Conversion. Shares of Series C Preferred may be converted, at the option of the holder, at any time following the date that the Company obtains the Stockholder Approvals, into such number of shares of our common stock equal to (i) the number of shares of Series C Preferred to be converted, multiplied by the stated value of $1,000 per share, and (ii) divided by the conversion price of $0.18 per share.

Redemption. In the event that stockholders do not approve the Authorized Share Approval on or before six months from the Closing Date, each holder of Series C Preferred will have the right, upon delivery to us of written notice (“Redemption Notice”) to require that we redeem the Series C Preferred beneficially owned by such holder at a price equal to the greater of (i) the stated value of such Series C Preferred being redeemed as of the redemption date, and (ii) the product of the number of Conversion Shares into which the Series C Preferred would be convertible on such redemption date multiplied by the greater of (a) the last closing price of a share of our common stock at the time of delivery of the Redemption Notice, and (b) the greatest intraday price on the date of the Redemption Notice on a date which is three business days from the date of delivery to us of the Redemption Notice.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of Series C Preferred will be entitled to receive in preference to the holders of common stock, Series A Preferred, Series B Preferred and any other stock, the amount equal to the stated value per share of Series C Preferred. After such payment has been made, the remaining assets of the Company will be distributed ratably to the holders of Series A Preferred, then to holders of the Series B Preferred, if any, and the remainder ratably to holders of our common stock.

Shares of Preferred Stock Issuable Pursuant to this Prospectus

We will incorporate by reference as an exhibit to the registration statement, which includes this prospectus, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. This description and the applicable prospectus supplement will include:

●	the title and stated value;

●	the number of shares authorized;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date, and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise such redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	voting rights, if any, of the preferred stock;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will fully be paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF OUR DEBT SECURITIES

This section describes the general terms and provisions of debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

       We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;

●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders or affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	the applicability of the provisions in the indenture on discharge;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

      Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

               A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

●

the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

       Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale ;”

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Our Debt Securities—General ,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

      In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

             Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, and any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

In the event that we issue debt securities, we will issue such debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

              We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF OUR WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock and/or preferred stock in one or more series. Warrants may be offered independently or together with common stock and/or preferred stock offered by any prospectus supplement or free writing prospectus and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

In the event that we issue warrants, we will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. Forms of these warrant agreements and forms of the warrant certificates representing the warrants, and the complete warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms relating to a series of warrants. If warrants for the purchase of common stock, preferred stock or debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

●

the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of common stock or preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●

the number of shares of common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of shares common stock, preferred stock or debt securities, as the case may be, at the exercise price described in the applicable prospectus supplement or free writing prospectus. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	delivering to the warrant agent the payment required by the applicable prospectus supplement or free writing prospectus to purchase the underlying security;

●	properly completing and signing the reverse side of the applicable warrant certificate; and

●	delivering the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common stock, preferred stock or debt securities that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement or free writing prospectus states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant or preferred stock warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement or free writing prospectus states otherwise, if we, without receiving payment:

●

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

●

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

●

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement.

            The holders of common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above or as otherwise set forth in the applicable prospectus supplement or free writing prospectus, the exercise price and number of securities covered by a common stock warrant and preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

●	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF OUR UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement or free writing prospectus. If so described in a particular prospectus supplement or free writing prospectus, the specific terms of any series of units may differ from the general description of terms presented below.

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

●

the terms of the units and of any of the shares of common stock, shares of preferred stock, debt securities or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Anti-Takeover Provisions of Delaware Law and Our Governing Documents

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●

prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or Bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue one or more series of preferred stock with voting or other rights or preferences. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

Stockholder Action by Written Consent; Special Meetings of Stockholders

Our stockholders may take action by written consent in lieu of a meeting as provided in our Bylaws. Our Bylaws provide that certain procedures, including notifying our Board of Directors and awaiting a record date, must be followed for stockholders to act by written consent. A special meeting of our stockholders may be called only by our Board of Directors, the Chairman of the Board, or the President. A special meeting may also be called at the request of stockholders holding a majority of the aggregate number of shares of capital stock of the Company issued and outstanding and entitled to vote at that meeting (subject to certain timeliness and content requirements of the demand).

Amendment of Certificate of Incorporation and Bylaws

Our Charter may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding after a resolution of our Board of Directors declaring the advisability of such amendment has been adopted in accordance with Delaware law. Our Bylaws may be amended by the affirmative vote of a majority of the aggregate number of shares of each class of our capital stock issued and outstanding (and entitled to vote on the subject matter) present in person or represented by proxy at a meeting of stockholders provided that notice thereof is stated in the written notice of the meeting. Our Bylaws may also be amended by a majority of the Board of Directors in accordance with Delaware law and our Charter.

Choice of Forum

Our Charter provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim or breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine. However, we believe this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Exchange Act.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Charter to be inapplicable in such action.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters or agents, if applicable;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may also sell equity securities covered by this registration statement in an “at-the-market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offering, if any, may be conducted by underwriters acting as principal or agent.

Only underwriters named in a prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement that names the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in accordance with Rule 103 of Regulation M during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Disclosure Law Group, a Professional Corporation, of San Diego, California.

EXPERTS

The consolidated financial statements of Bridgeline Digital, Inc. as of and for the years ended September 30, 2019 and 2018, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 27, 2019, have been audited by Marcum, LLP, an independent registered accounting firm, to the extent and period set forth in their report, and are incorporated herein by reference in reliance on such report given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available, at no charge, to the public at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed December 27, 2019;
●	Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed on February 13, 2020;
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 14, 2020;
●	Current Report on Form 8-K, filed on December 31, 2019;
●	Current Report on Form 8-K, filed April 21, 2020; and
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The description of our common stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on June 28, 2007, including any amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Bridgeline Digital, Inc.

Attn: Corporate Secretary

100 Sylvan Road, Suite G-700

Woburn, MA 01801

(781) 376-5555

This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

880,000 Shares of Common Stock

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Prospectus Supplement

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Lead Placement Agent

Joseph Gunnar & Co.

Co-Placement Agent

Taglich Brothers, Inc.

February 4, 2021